UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to correct certain typographical errors in and make other clarifications to the Current Report on Form 8-K filed by Doral Financial Corporation on July 14, 2014 (the “Original Filing”), including, without limitation, to clarify that (i) the Purchaser will be responsible for depositing the amounts of the Title Escrow and the Tax Escrow and (ii) the amount of the Tax Escrow is $17.0 million. This Amendment No. 1 on Form 8-K/A amends and restates the Original Filing in its entirety. The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Original Filing, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2014, Doral Financial Corporation (the “Company”) and its subsidiaries Doral Bank, Doral Recovery I, Inc. and Doral Recovery II, LLC (collectively with the Company, “Doral”), entered into an Asset Purchase and Sale and Interim Servicing Agreement (the “Purchase Agreement”) with Abbey Finance Holdings PR, LLC (the “Purchaser”). Pursuant to the Purchase Agreement, Doral will sell all rights, title and interests in certain residential assets (the “Residential Assets”), consisting of approximately $623.8 million of residential mortgage loans and residential real estate owned (“REO”) properties, valued based on either the outstanding unpaid principal balance as of April 30, 2014 or the most recent appraised value. Further pursuant to the Purchase Agreement, Doral will sell all rights, title and interests in certain commercial assets (the “Commercial Assets” and, together with the Residential Assets, the “Assets”), consisting of approximately $200.6 million of commercial mortgage loans and commercial REO properties, valued based on either the outstanding principal balance as of April 30, 2014 or the most recent appraised value.

As consideration for the purchase of the Assets, the Purchaser will pay $369.0 million (the “Aggregate Consideration”) in cash, consisting of $293.8 million for the Residential Assets and $75.2 million for the Commercial Assets, subject to reduction for (a) the following collections occurring between April 30, 2014 and the applicable closing: (i) with respect to each mortgage loan or unsecured loan, all recoveries of principal and interest, and all other payments and recoveries due, owing and collected or paid or recovered and (ii) with respect to each real estate owned property, the proceeds of all liquidations, casualties, condemnations and any other recoveries due, owing and collected, net of all reasonable and customary costs of such liquidations and recoveries and (b) certain adjustments, secured by an escrow, for uncured title defects, tax deficiencies and certain similar issues.

Pursuant to the Purchase Agreement, the Purchaser will deposit, with respect to Residential Assets, the sum of 10% of that portion of the Aggregate Consideration relating to the Residential Assets (excluding consideration paid for REO properties), and with respect to Commercial Assets, the sum of 15% of that portion of the Aggregate Consideration relating to the Commercial Assets (excluding consideration paid for REO properties), into escrow (the “Title Escrow”) to cover certain representations relating to title (the “Title Representations”) and $17.0 million into escrow (the “Tax Escrow”) to cover certain delinquent taxes and charges on the Assets (the “Tax Deficiencies”). The Purchaser will have 90 days after the closing date of the sale of the Residential Assets (the “Residential Asset Closing Date”) and the closing date of the sale of the Commercial Assets (the “Commercial Asset Closing Date”) to notify Doral of any defects in the Title Representations or any Tax Deficiencies (such notifications collectively, the “Asset Claims”) in the Residential Assets or the Commercial Assets, respectively. Doral shall be entitled to a cure period for such Title Representations and Tax Deficiencies as follows: (a) with regards to Title Representations, 180 days from the relevant Closing Date; and (b) with regards to Tax Deficiencies, 90 days after notice by the Seller to Doral of such Tax Deficiency (each, a “Cure Period”). Doral may extend the Cure Period with regards to Title Representations to 270 calendar days after the relevant Closing Date. If such Title Representations and Tax Deficiencies have not been cured within the relevant Cure Period, then the Purchaser is entitled to have the relevant Asset repurchased (each, an “Asset Repurchase”) from the Title Escrow or the Tax Escrow, as applicable; provided that Purchaser is entitled to require Asset Repurchases (i) with regards to the Residential Assets, only after the Asset Claims for the Residential Assets collectively exceed $1,000,000, and (ii) with regards to the Commercial Assets, only after the Asset Claims for the Commercial Assets collectively exceed $1,000,000.

The Assets are being sold to the Purchaser on a servicing-released basis. Doral Bank will continue to service the Assets for an interim period. Under the terms of the Purchase Agreement, Doral and the Purchaser each made certain representations and warranties that are customary in an asset purchase agreement. Doral will indemnify the Purchaser against the breach of such representations and warranties for a period from the related Closing Date through the earlier of: (a) the date 90 days after the transfer of servicing of the related Assets, or (b) (i) December 31, 2014 with respect to the Residential Assets, or (ii) January 31, 2015 with respect to the Commercial Assets (collectively, the “Indemnification Period”), subject to certain exceptions which may extend the Indemnification Period and subject to certain cure rights. Doral shall have a period of 60 days after it receives written notice of a breach of certain representations and warranties deemed to materially and adversely affect the value of an Asset or the interests of the Purchaser to cure such breach, but if such breach is not cured within such period then the Purchaser is entitled to have the relevant Asset repurchased by Doral. In addition, Doral will indemnify the Purchaser against certain damages arising from a breach of Doral’s representations, warranties and obligations under the Purchase Agreement; provided, however, that Doral shall not have any indemnification obligation to the Purchaser unless and until the aggregate amount of such damages exceeds $1,000,000, and provided further, that subject to certain exceptions, Doral shall not be liable for indemnification in an amount in excess of 15% of the Aggregate Consideration. The closing of the Purchase Agreement is subject to the satisfaction of customary conditions.

Pursuant to a side letter (the “Side Letter”) between Doral and the Purchaser dated July 13, 2014, Doral shall have no obligation to close the sale of the Commercial Assets if, in the good-faith determination of Doral Bank’s Board of Directors, such sale would result in Doral Bank being deemed “significantly undercapitalized” by the Federal Deposit Insurance Corporation (the “Capitalization Condition”). Further pursuant to the Side Letter, on the Residential Asset Closing Date the Purchaser shall deposit $2.5 million of the consideration for the Residential Assets into an escrow account (the “Commercial Escrow”). Thereafter, Doral has the right to delay the Commercial Asset Closing Date by up to 90 days (the “Extension Period”) from August 15, 2014, provided that, if the delay in the Commercial Asset Closing Date is the result of the Capitalization Condition, then the consideration paid by the Purchaser for the Commercial Assets will be reduced by $27,778 per day for each day that the Commercial Asset Closing Date is extended; provided further, however, that the total purchase price reduction relating to the delay in the Commercial Asset Closing Date will not exceed $2.5 million. Under the terms of the Side Letter, if the sale of the Commercial Assets has not been consummated by November 15, 2014 as a result of the Capitalization Condition, then the Purchaser can terminate its obligation to purchase the Commercial Assets, in which case the Purchaser is entitled to disbursement of the $2.5 million in the Commercial Escrow. The Purchaser also has the right to terminate the purchase of the Commercial Assets prior to such date based on certain trigger events in the Purchase Agreement, in which case, the Purchaser is entitled to disbursement of an amount from the Commercial Escrow equal to $27,778 per day for each day after August 15, 2014 until the Purchaser receives notice from Doral of the occurrence of such a trigger event. If the Commercial Asset Closing Date is extended pursuant to the terms of the Side Letter, then the terms of the Purchase Agreement relating to the Indemnification Period and the transfer of servicing for the Commercial Assets will be extended by the number of days that Commercial Asset Closing Date is delayed.

The sale of the Assets pursuant to the Purchase Agreement will adversely affect the Company’s compliance with its regulatory capital ratios and as a result the Company will continue to be “undercapitalized” and subject to further regulatory action as described in the Risk Factors section of the Company’s Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission on March 21, 2014 as well as in further disclosure in subsequent filings by the Company on Form 8-K. The sale of the Assets pursuant to the Purchase Agreement will also improve the Company’s liquidity position, reduce its brokered deposits and reduce its expenses relating to managing non-performing assets.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Doral Bank is subject to a consent order (the “Consent Order”) entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the Office of the Commissioner of Financial Institutions of Puerto Rico (the “OCIF”) on August 8, 2012 and a letter dated April 2, 2012 from the FDIC (the “FDIC Letter”) notifying Doral Bank that it deemed Doral Bank to be in “troubled condition.” The Company is subject to a written agreement (the “Written Agreement”) with the Federal Reserve Bank of New York (the “FRBNY”) dated September 11, 2012. Pursuant to the Consent Order and the Written Agreement, Doral Bank and the Company were required to submit capital plans to the FDIC/OCIF and the FRBNY, respectively, both of which were subject to review and approval by their respective regulators. The Consent Order and the FDIC Letter further require that Doral Bank obtain the approval of the FDIC and the OCIF prior to any material asset sale or recapitalization. The Written Agreement requires that the Company notify the FRBNY within 45 days after the end of any quarter in which a change to the Company’s capitalization results in its capital ratios falling below the minimums provided by its approved capital plan, and also that the Company submit a new capital plan for approval by the FRBNY. Effectively, these requirements of the Consent Order, the FDIC Letter and the Written Agreement mean that Doral Bank and the Company must obtain approval from their respective regulators in connection with consummating the Purchase Agreement, and in the case of the FDIC and the OCIF, prior to consummating the Purchase Agreement. The Purchase Agreement includes a condition to closing that Doral Bank will obtain the approvals of the FDIC and the OCIF. Subsequent to the sale of the Assets, the Company will need to provide an amended capital plan that is approved by the FRBNY.

If Doral Bank and the Company do receive the appropriate approvals to consummate the sale of the Assets as described in Item 1.01, then the Company will incur certain losses and costs associated with the disposition of the Assets. The authorization of the sale of the Commercial Assets is conditioned upon the determination by the Board of Directors of Doral Bank that Doral Bank would not become significantly undercapitalized as a result of such sale on a pro forma basis. The Company estimates that the total amount of losses expected to be incurred in connection with the sale of the Assets will be between $206 million and $226 million, before income taxes. In addition, the Company may incur additional costs relating to the sale of the Assets relating to employee severance expense and purchase price adjustments pursuant to the terms of the Purchase Agreement. However, the Company cannot currently reasonably estimate the amount or range of these costs because it is uncertain whether these costs will be incurred under the terms of the Purchase Agreement. The Company will provide amended disclosure on Form 8-K at such time as such amounts become estimable and determinable.

The information set forth in Item 1.01 of this Report is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the SEC or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, actual losses and costs incurred from disposal activities, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the tax receivables due to the Company or its subsidiaries from Puerto Rico, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Form 10-K for the fiscal year ended December 31, 2013 which was filed with the SEC on March 21, 2014 and is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: July 14, 2014	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri Executive Vice President and General Counsel